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                                                                [EXECUTION COPY]

                                 SIDE AGREEMENT

               SIDE AGREEMENT between AUTOBOND ACCEPTANCE CORPORATION ("AutoBond"), AUTOBOND FUNDING CORPORATION II (the "Borrower"), and PEOPLES SECURITY LIFE INSURANCE COMPANY (the "Lender"). Capitalized terms used and not defined herein shall have the meanings specified in the Credit Agreement, dated as of May 21, 1996 (the "Credit Agreement") among the Borrower, AutoBond, as Administrator and Peoples Security Life Insurance Company.

               Notwithstanding the provisions set forth in the Credit Agreement and the Security Agreement, in connection with the execution and delivery of the Credit Agreement and the Security Agreement, the Borrower, AutoBond and the Lender desire to set forth herein certain additional requirements (the "Additional Requirements"). Such additional requirements shall be deemed to supplement the Credit Agreement and the Security Agreement and shall be of the same force and effect as though set forth therein.

               Section 1. Additional Defined Terms. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Side Agreement (the definitions to be applicable to both the singular and the plural form of the terms defined, where either such form is used in this Side Agreement):

                "Borrowing Base Deficiency" means, on any date of termination the excess of Advances outstanding on such Determination Date over the sum of
(a) the aggregate Unpaid Principal Balance of all Specified Sold Auto Loans other than Excluded Auto Loans and (b) all amounts on deposit in the Loan Purchase Account and Loan Revenue Account (to the extent allocable to principal).

                "Excluded Auto Loan" means, on any Determination Date, any Specified Sold Auto Loan (a) as to which a first payment default has occurred,
(b) which is a Defaulted Auto Loan, (c) as to which a claim has been filed under the VSI Policy (d) as to which the Obligor is bankrupt, (e) as to which the related Auto has been repossessed and (f) as to which the related Closing Date is more than 120 days prior to such date of determination.

               "Net Worth" means, with respect to AutoBond, on any date of determination, the excess of total assets over total liabilities (determined in accordance with GAAP).




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               "Post IPO Equity Value" means the value of the shareholder's equity (determined in accordance with GAAP following the completion of the initial public offering).

               "Specified Reserve Allocation Percentage" has the meaning specified in the Security Agreement.

               Section 2. Additional Representations and Warranties. In addition to the representations and warranties set forth in Section 2.3 of the Credit Agreement, with respect to each Auto Loan, each of AutoBond and the Borrower represents and warrants to the Lender, as of the Closing Date on which such Auto Loan becomes a Specified Sold Auto Loan:

               (a) the total amount financed by such Auto Loan does not exceed $40,000;

               (b) such Auto Loan was not purchased by AutoBond at a discount greater than 19%;

               (c) the APR for such Auto Loan is not less than 14.5% per annum; and

               (d) the original term of such Auto Loan does not exceed
60 months.

The remedy for any breach of a representation or warranty set forth in this
Section 2 shall be as set forth in Section 2.3(c) of the Credit Agreement.

               Section 3. Additional Covenants. In addition to the covenants set forth in Section 10 of the Credit Agreement with respect to the Borrower and
Section 11 of the Credit Agreement with respect to AutoBond, each of the Borrower and AutoBond hereby make the following additional covenants, which shall be determined as of each Determination Date:

               (a) no more than 10% of the aggregate Unpaid Principal Balance of the Specified Sold Auto Loans shall represent Automobiles purchased from Dealers who are not franchised new car Dealers; provided, however, that neither the Borrower nor AutoBond shall be deemed to have violated this covenant if the Borrower and AutoBond cure any violation of the immediately preceding clause within 30 days of the earlier to occur of (i) the first Determination Date on which the requirements specified in the immediately preceding clause was determined to have been breached and (ii) the date on which the Borrower or AutoBond has actual knowledge that the requirements set forth in the second preceding clause have been breached;

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               (b) the weighted average purchase discount with respect to all
Specified Sold Auto Loans shall not exceed 15% and the weighted average APR shall not be less than 16% per annum; provided, however, that neither the Borrower nor AutoBond shall be deemed to have violated this covenant if the Borrower and AutoBond cure any violation of the immediately preceding clause within 30 days of the earlier to occur of (i) the first Determination Date on which the requirements specified in the immediately preceding clause was determined to have been breached and (ii) the date on which the Borrower or AutoBond has actual knowledge that the requirements set forth in the second preceding clause have been breached;

               (c) no more than 2% of the aggregate Unpaid Principal Balance of the Specified Sold Auto Loans shall be in respect of Automobiles with a model year prior to 1988; provided, however, that neither the Borrower nor AutoBond shall be deemed to have violated this covenant if the Borrower and AutoBond cure any violation of the immediately preceding clause within 30 days;

               [(d) to their knowledge, there is no Borrowing Base Deficiency; provided, however, that the Borrower and AutoBond shall not be required to make such covenant during such time as an Amortization Event has occurred and is continuing;] and

               (e) to calculate the Borrowing Base and determine the existence or extent of any Borrowing Base Deficiency on each Determination Date and to provide such information to the Lender in the Monthly Servicer Report.

The remedy for any breach of the covenants set forth in this Section 3 shall be as provided in Section 13.1(c) of the Credit Agreement.

               Section 4. Additional Events of Default. In addition to the Events of Default set forth in the Credit Agreement, the occurrence of the following conditions or events shall also constitute an Event of Default:

               (a) there is a Borrowing Base Deficiency that continues unremedied for a period of 5 Business Days following [earlier to occur of actual knowledge thereof or] the Determination Date on which such Borrowing Base Deficiency was determined to exist; or

               (b) a Change of Control has occurred; or

               (c) the Net Worth of AutoBond is less than $2.5 million prior to the initial public offering or less than 50% of Post IPO Equity Value following the completion of the initial public offering;

upon the occurrence of any of the foregoing additional Events of Default, the provisions set forth in Section 13 of the Credit

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Agreement shall apply with the same force and effect as though such additional
Events of Default were set forth therein.

               Section 5. Additional Funding Termination Events. In addition to the Funding Termination Events set forth in the Credit Agreement, the occurrence of the following conditions or events shall also constitute a Funding Termination Event:

               (a) during such time as the Specified Reserve Allocation Percentage is 100% or

               (b) during such time as a Purchase Termination Event (as such term is defined in the Loan Acquisition Agreement) has occurred and is continuing.

               Section 6. Certain Definitions. Notwithstanding the requirements set forth in the Credit Agreement and the Security Agreement, for purposes of making any calculations or disbursements under, determining the compliance with, or the occurrence of an Event of Default under the provisions of the Credit Agreement or the Security Agreement, the following terms shall have the meanings specified herein:

               "Delinquency Ratio" shall mean as of any Determination Date, the product of (a) the percentage equivalent of a fraction (i) the numerator of which equals the sum of (A) the aggregate Unpaid Principal Balance of Specified Sold Auto Loans which have become Defaulted Auto Loans as of the end of the most recently ended Collection Period minus (B) the sum of the aggregate Unpaid Principal Balance of (1) all Specified Sold Auto Loans against which insurance claims have been filed as of the end of the most recently ended Collection Period and (2) Specified Sold Auto Loans for which the related financed vehicles are subject to repossession as of the end of the most recently ended Collection Period and which are not included in (1), and (ii) the denominator of which equals the aggregate Unpaid Principal Balance of Specified Sold Auto Loans outstanding as of the end of the most recently ended Collection Period minus the amount determined pursuant to clause (B) above and (b) 12.

               "Net Loss Ratio" shall mean, as of any Determination Date, the product of (a) the percentage equivalent of a fraction (i) the numerator of which equals (a) the Net Unrealized Amounts on Auto Loans that became subject to repossession during the most recently ended Collection Period, plus (b) any adjustments (which may be positive or negative) to Net Unrealized Amounts from a prior period and not reflected, and (ii) the denominator of which equals the average aggregate Unpaid Principal Balance of Auto Loans outstanding during the most recently ended Collection Period and (b) 12.

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               "Reserve Account Required Balance" shall mean, as of any Payment
Date, the greater of (a) $150,000 and (b) the product of (i) the Target Reserve Percentage and (ii) the aggregate principal amount of all Advances outstanding as of such Payment Date (after giving effect to any payments to be made on such Payment Date, if any); provided, however, that in no event shall the Reserve Account Required Balance be less than $250,000 during such time as any Advance is outstanding.

               "Target Reserve Percentage" shall mean 6%; provided, that if, as of a Determination Date,

                    (a) the average of the Net Loss Ratios for the immediately preceding three Collection Periods is greater than or equal to 2.75% but less than 4%, the Target Reserve Percentage shall equal 9%;

                    (b) the average of the Net Loss Ratios for the immediately preceding three Collection Periods is greater than or equal to 4%, the Target Reserve Percentage shall equal 12%;

                    (c) the average of the Net Loss Ratios for the immediately preceding six Collection Periods is less than 4% but equal to or greater than 2.75%, then the Target Reserve Percentage shall revert to 9%;

                    (d) the average of the Net Loss Ratios for the immediately preceding six Collection Periods is less than 2.75%, then the Target Reserve Percentage shall revert to 6%;

                    (e) the Delinquency Ratio is greater than or equal to 7% or the average net loss per Defaulted Auto Loan is greater than or equal to $3,000, then the Target Reserve Percentage shall equal 9%; and

                    (f) the average of the Delinquency Ratio over two Collection
               Periods is less than 7%, then the Target Reserve Percentage shall revert to 6%;

                    (g) there occurs an Event of Collection Agent Termination
               with respect to AutoBond under Sections 3.07(c) or (d) of the Servicing Agreement, then the Target Reserve Percentage shall equal 10%; and

                    (h) if the Specified Reserve Allocation Percentage equals
               100% or during such time as a Funding Termination Event is continuing, then the Target Reserve Percentage shall equal 100%.

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               Section 7.  Miscellaneous.

               (a) Governing Law. THIS SIDE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

               (b) Consent to Jurisdiction and Venue. The Borrower, AutoBond and the Lenders each hereby irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to the Program Documents or this Side Agreement may be brought in a court of record in the State of New York or in the courts of the United States of America located in such State, (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding, and (iii) waives any objection which it may have to the laying of venue of any such claim that any such suit, action or proceeding has been brought in an inconvenient forum and covenants that it will not seek to challenge the jurisdiction of any such court or seek to oust the jurisdiction of any such court, whether on the basis of inconvenient forum or otherwise. The Borrower, AutoBond and the Lender each irrevocably consent to the service of any and all process in any such suit, action or proceeding by mail copies of such process to the addresses set forth in the Credit Agreement. The Borrower and AutoBond each agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section 7(b) shall be in accordance with the provisions of Section 16.7 of the Credit Agreement. Nothing in this Section 7(b) shall affect the Lender's right to serve legal process in any other manner permitted by law or affect the Lender's right to bring any suit, action or proceeding against the Borrower or any of its properties in the courts of any other jurisdiction.

               (c) No Petition. Each of AutoBond, the Collateral Agent, the Lender and each Assignee hereby covenant and agree that, until the expiration of the later of, (i) the date which is one year and one day after the payment in full of all outstanding Advances, and (ii) the date which is one year and one day after the payment in full of all investor certificates or other securities outstanding and issued pursuant to any Disposition, it will not institute against the Borrower, or join in any institution against the Borrower of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law in connection with any obligations relating to the Advances or the Program Documents.

               (d) Counterparts. This Agreement may be executed and delivered simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

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               IN WITNESS WHEREOF, the parties hereto have caused this Side
Agreement to be duly executed as of the day and year first above written.


                                       AUTOBOND FUNDING CORPORATION II



                                     By: /s/ Adrian Katz
                                        _______________________________________
                                        Name:
                                        Title:

                                       AUTOBOND ACCEPTANCE CORPORATION



                                     By: /s/ William O. Winsauer
                                        _______________________________________
                                        Name:
                                        Title:

                                     PEOPLES SECURITY LIFE INSURANCE COMPANY



                                     By: /s/ Robert A. Smedley
                                        _______________________________________
                                        Name:
                                        Title:

ACKNOWLEDGED AND AGREED:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AS
  COLLATERAL AGENT




By: /s/ Michael Luger
   _______________________________________
   Name:
   Title:

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